UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 29, 2011
CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On May 3, 2011, Calgon Carbon Corporation (the “Company”) issued a Press Release announcing its results for the first fiscal quarter ended March 31, 2011 and certain other information that is furnished as Exhibit 99.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On April 29, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 56,452,112 shares of the Company’s common stock were entitled to vote as of March 2, 2011, the record date for the Annual Meeting. There were 45,693,123 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on four proposals. Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting, and the final voting results of each such proposal.
Proposal 1 — Election of Directors
The stockholders elected three Directors for the Class of 2014. The results of the vote were as follows:

Director	For	Withheld	Broker Non-Votes
Randall S. Dearth	39,653,488	1,038,264	5,001,371
Timothy G. Rupert	39,878,147	813,605	5,001,371
Seth E. Schofield	39,678,584	1,013,168	5,001,371
Proposal 2 — Ratification of Appointment of the Independent Registered Public Accounting Firm for 2011
The stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2011. The results of the vote were as follows:

For	Against	Abstained	Broker Non-Vote
42,751,553	2,757,754	183,816	0
Proposal 3 — Advisory Vote on Executive Compensation
The stockholders voted to approve, on an advisory basis, the compensation of our named executive officers. The results of the vote were as follows:

For	Against	Abstained	Broker Non-Vote
37,020,031	3,540,948	130,773	5,001,371

Proposal 4 — Advisory Vote on Frequency of Advisory Vote on Executive Compensation
The stockholders voted to approve, on an advisory basis, an advisory vote on executive compensation that occurs every year. The results of the vote were as follows:

Every Year	Every Two Years	Every Three Years	Abstained
31,798,659	438,302	8,355,354	99,437

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following Exhibit 99.1 is being furnished pursuant to Item 601 of Regulation S-K and General Instruction B2 to this
Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 3, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)
Date: May 3, 2011	/s/ Richard D. Rose
(Signature)
Richard D. Rose Senior Vice President, General Counsel and Secretary